Exhibit 32.2

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350 of the

Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Isonics Corporation (the “Company”) for the quarter ended July 31, 2008, each of the undersigned Christopher Toffales, the Chief Executive Officer of Isonics Corporation, and Gregory A. Meadows, the Chief Financial Officer of Isonics Corporation hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 18, 2008	/s/ Gregory A. Meadows

Gregory A. Meadows, Chief Financial Officer